Exhibit 99.1

Contact:
John Vuko
Chief Financial Officer
Genitope Corporation
650-482-2000
ir@genitope.com

Genitope Corporation Announces Financial Results for Fourth Quarter and Year
Ended December 31, 2004

REDWOOD CITY, Calif., March 10, 2005 – Genitope Corporation (Nasdaq: GTOP) today reported financial results for the fourth quarter and year ended December 31, 2004.

Financial Results

For the fourth quarter of 2004, Genitope Corporation reported total operating expenses of $7.2 million and a net loss of $6.8 million, or $0.28 per share. This compares to total operating expenses of $7.0 million and a net loss of $8.3 million, or $0.89 per share, for the fourth quarter of 2003. Higher expenses associated with clinical development were offset by higher interest income in the fourth quarter of 2004 compared to the same period in 2003.

As of December 31, 2004, Genitope Corporation had cash and cash equivalents and marketable securities of $116.5 million. In the fourth quarter of 2004, Genitope Corporation completed a private placement of common stock in which the Company sold 4,250,000 unregistered shares of newly issued common stock at a price of $14.25 per share to selected institutional and accredited investors and received approximately $57.2 million in net proceeds. A resale registration statement relating to any future resales of these unregistered shares was filed by Genitope Corporation with the Securities and Exchange Commission and was declared effective by the SEC on December 23, 2004.

For the year ended December 31, 2004, Genitope Corporation reported total operating expenses of $27.7 million and a net loss attributable to common stockholders of $27.0 million, or $1.31 net loss per share. This compares to total operating expenses of $24.2 million and a net loss attributable to common stockholders of $48.9 million, or $11.86 per share, for the year ended December 31, 2003. The net loss for 2003 included a dividend related to the issuance of convertible preferred shares and the beneficial conversion feature of the preferred stock totaling $18.4 million.

Recent Corporate Progress and Outlook

“Our pivotal Phase 3 clinical trial to evaluate the safety and efficacy of our lead product candidate, MyVax® Personalized Immunotherapy, in patients with previously untreated follicular non-Hodgkin’s lymphoma remains on track, and in November, we announced that our independent Data Safety Monitoring Review Board had met, noted no safety concerns and recommended that the trial continue as planned,” commented Dan W. Denney Jr., Ph.D., Genitope Corporation’s chairman and chief executive officer. “We are looking forward to the initiation of the first interim analysis of the data in this trial in the second quarter of 2005.”

John Vuko, Genitope’s chief financial officer provided the following comments: “We are moving forward with our plans to grow our development and commercialization infrastructure, and recently announced the appointment of three key management positions in the areas of manufacturing, process sciences, and research. With the financing in late 2004, we have the financial resources to lease and begin the build-out of our commercial manufacturing facility, add to our marketing, regulatory and research capabilities, initiate additional clinical trials and grow our development efforts. We anticipate that cash consumption will increase in 2005 as we move forward in these areas.”

About Genitope Corporation

Genitope Corporation is a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. Genitope Corporation’s lead product candidate, MyVax® Personalized Immunotherapy, is a patient-specific active immunotherapy based on the unique genetic makeup of a patient’s tumor and is designed to activate the patient’s immune system to identify and attack cancer cells. Genitope Corporation is conducting a pivotal phase 3 clinical trial using MyVax® Personalized Immunotherapy in previously untreated follicular non-Hodgkin’s lymphoma patients. Genitope Corporation is based in Redwood City, California.

Forward Looking Statements

This news release contains “forward-looking statements.” For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements, including statements about the timing of the initiation of the first interim analysis of data in Genitope Corporation’s Phase 3 clinical trial, the planned growth of its development and commercialization infrastructure, the sufficiency of its cash resources for the build-out of its commercial manufacturing facility, the growth of its marketing, regulatory and research and development efforts and the anticipated increase of cash consumption in 2005. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Genitope Corporation’s results to differ materially from those indicated by these forward-looking statements, including without limitation, risks related to Genitope Corporation’s ability to obtain additional financing or regulatory approval of MyVax, risks related to the progress, timing and results of Genitope Corporation’s clinical trials, risks related to competition from other pharmaceutical or biotechnology companies, the risks of growth and dependence on key personnel, risks relating to the manufacturing of MyVax and other risks detailed in Genitope Corporation’s filings with the Securities and Exchange Commission, including the Quarterly Report for the fiscal quarter ended September 30, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Genitope Corporation undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

~financial statements to follow~

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GENITOPE CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Operating expenses:
Research and development	$5,769	$5,554	$22,571	$19,678
Sales and marketing	484	603	1,793	1,591
General and administrative	929	866	3,356	2,937

Total operating expenses	7,182	7,023	27,720	24,206

Loss from operations	(7,182)	(7,023)	(27,720)	(24,206)

Loss on extinguishment of convertible notes and cancellation of Series E convertible preferred stock warrants	—	—	—	(3,509)
Interest expense	(1)	(1,315)	(4)	(2,845)
Interest and other income, net	334	38	698	97

Net loss	(6,849)	(8,300)	(27,026)	(30,463)

Dividend related to issuance of convertible preferred shares and the beneficial conversion feature of preferred stock	—	—	—	(18,407)

Net loss attributable to common stockholders	$(6,849)	$(8,300)	$(27,026)	$(48,870)

Net loss per common share attributable to common stockholders, basic and diluted	$(0.28)	$(0.89)	$(1.31)	$(11.86)

Shares used in computing net loss per share attributable to common stockholders, basic and diluted	24,165	9,313	20,683	4,122

GENITOPE CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	December 31,
	2004	2003
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$116,509	$29,790
Prepaid expenses and other current assets	1,101	388

Total current assets	117,610	30,178
Property and equipment, net	2,196	1,917
Other assets	59	257

Total assets	$119,865	$32,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,073	$2,781
Accrued and other current liabilities	1,548	807

Total current liabilities	3,621	3,588
Other long-term liabilities	48	22

Total liabilities	3,669	3,610

Stockholders’ equity:
Common stock	28	17
Additional paid-in-capital	231,784	119,323
Notes receivable from stockholders	—	(48)
Deferred stock compensation	(733)	(2,787)
Accumulated other comprehensive loss	(94)	—
Accumulated deficit during the development stage	(114,789)	(87,763)

Total stockholders’ equity	116,196	28,742

Total liabilities and stockholders’ equity	$119,865	$32,352